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                   EXHIBIT 21. SUBSIDIARIES OF THE CORPORATION

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                                                                                              Percent         State of
                 Parent Company                                  Subsidiary                    Owned       Incorporation
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
Commercial Federal Corporation                   Commercial Federal Bank,                       100%          Nebraska
                                                 a Federal Savings Bank

                                                 CFC Preferred Trust                            100%          Delaware

Commercial Federal Bank,                         Commercial Federal                             100%          Nebraska
a Federal Savings Bank                           Investment Services, Inc.

                                                 Commercial Federal                             100%          Nebraska
                                                 Insurance Corporation

                                                 Commercial Federal                             100%          Nebraska
                                                 Service Corporation

                                                 Roxborough Acquisition                         100%          Nebraska
                                                 Corporation

                                                 Liberty Leasing Company                        100%            Iowa

                                                 AmerUs Leasing Corporation                     100%            Iowa

                                                 First Savings Investment Corporation           100%          Colorado

                                                 REIT Holding Company                           100%          Nebraska

                                                 Wichita Acquisition Corporation                100%          Nebraska

                                                 Mountain Falls Acquisition Corporation         100%          Nebraska

                                                 T.C. Manufacturing, Inc.                       100%          Nebraska

                                                 Tower Title & Escrow Company                    20%          Nebraska

Commercial Federal Service                       Commercial Federal                             100%          Nebraska
Corporation                                      Realty Investors Corporation

                                                 Commercial Federal
                                                 Affordable Housing, Inc.                       100%          Nebraska

                                                 Community Services, Inc.                       100%           Kansas

Commercial Federal Insurance                     ComFed Insurance Services                      100%           British
Corporation                                      Company, Limited                                           Virgin Islands

REIT Holding Company                             Mortgage REIT, Inc.                            100%          Nebraska

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Note: All of the material accounts of the above listed companies are consolidated in the Corporation's consolidated financial statements. All significant intercompany balances and transactions are eliminated in consolidation.